Exhibit (a)(41)

AMERICAN CENTURY MUTUAL FUNDS, INC.
ARTICLES SUPPLEMENTARY

AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred Eleven Million Dollars ($111,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Eleven Million Dollars ($111,000,000).

SIXTH:  Immediately prior to the Reallocation, the sixteen (16) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

Series	No. of Shares	Aggregate Par Value
Growth Fund	1,310,000,000	$13,100,000
Select Fund	515,000,000	5,150,000
Ultra Fund	3,950,000,000	39,500,000
Vista Fund	1,200,000,000	12,000,000
Heritage Fund	640,000,000	6,400,000
Giftrust Fund	200,000,000	2,000,000
Balanced Fund	265,000,000	2,650,000
New Opportunities Fund	300,000,000	3,000,000
Capital Value Fund	265,000,000	2,650,000
Veedot Fund	300,000,000	3,000,000
Capital Growth Fund	710,000,000	7,100,000
New Opportunities II Fund	375,000,000	3,750,000
Fundamental Equity Fund	460,000,000	4,600,000
Focused Growth Fund	100,000,000	1,000,000
NT Growth Fund	100,000,000	1,000,000
NT Vista Fund	100,000,000	1,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

SEVENTH:  Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

Series Name	Class Name	No. of Shares	Aggregate Par Value

Growth Fund	Investor	800,000,000	$8,000,000
	Institutional	150,000,000	1,500,000
	Advisor	310,000,000	3,100,000
	R	50,000,000	500,000

Select Fund	Investor	300,000,000	3,000,000
	Institutional	40,000,000	400,000
	A	75,000,000	750,000
	B	25,000,000	250,000
	C	25,000,000	250,000
	R	50,000,000	500,000

Ultra Fund	Investor	3,500,000,000	35,000,000
	Institutional	200,000,000	2,000,000
	A	100,000,000	1,000,000
	R	50,000,000	500,000
	C	50,000,000	500,000
	B	50,000,000	500,000

Vista Fund	Investor	800,000,000	8,000,000
	Institutional	80,000,000	800,000
	Advisor	310,000,000	3,100,000
	R	10,000,000	100,000

Heritage Fund	Investor	400,000,000	4,000,000
	Institutional	40,000,000	400,000
	A	100,000,000	1,000,000
	C	35,000,000	350,000
	B	35,000,000	350,000
	R	30,000,000	300,000

Giftrust Fund	Investor	200,000,000	2,000,000

Balanced Fund	Investor	250,000,000	2,500,000
	Institutional	15,000,000	150,000

New Opportunities Fund	Investor	300,000,000	3,000,000

Capital Value Fund	Investor	200,000,000	2,000,000
	Institutional	15,000,000	150,000
	Advisor	50,000,000	500,000

Series Name	Class Name	No. of Shares	Aggregate Par Value

Veedot Fund	Investor	200,000,000	2,000,000
	Institutional	100,000,000	1,000,000

New Opportunities II Fund	Investor	165,000,000	1,650,000
	Institutional	50,000,000	500,000
	A	100,000,000	1,000,000
	B	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Capital Growth Fund	Investor	300,000,000	3,000,000
	Institutional	50,000,000	500,000
	R	60,000,000	600,000
	A	100,000,000	1,000,000
	B	100,000,000	1,000,000
	C	100,000,000	1,000,000

Fundamental Equity Fund	Investor	200,000,000	2,000,000
	Institutional	25,000,000	250,000
	R	10,000,000	100,000
	A	150,000,000	1,500,000
	B	25,000,000	250,000
	C	50,000,000	500,000

Focused Growth Fund	Investor	50,000,000	500,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	B	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

NT Growth Fund	Institutional	100,000,000	1,000,000

NT Vista Fund	Institutional	100,000,000	1,000,000

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has allocated Eleven Billion One Hundred Million (11,100,000,000) shares of the Eleven Billion One Hundred Million (11,100,000,000) shares of authorized capital stock of the Corporation among the sixteen (16) Series of stock of the Corporation as follows:

Series	No. of Shares	Aggregate Par Value
Growth Fund	1,310,000,000	$13,100,000
Select Fund	515,000,000	5,150,000
Ultra Fund	3,950,000,000	39,500,000
Vista Fund	1,200,000,000	12,000,000
Heritage Fund	740,000,000	7,400,000

Series	No. of Shares	Aggregate Par Value
Giftrust Fund	200,000,000	2,000,000
Balanced Fund	265,000,000	2,650,000
New Opportunities Fund	300,000,000	3,000,000
Capital Value Fund	265,000,000	2,650,000
Veedot Fund	300,000,000	3,000,000
Capital Growth Fund	710,000,000	7,100,000
New Opportunities II Fund	485,000,000	4,850,000
Fundamental Equity Fund	460,000,000	4,600,000
Focused Growth Fund	100,000,000	1,000,000
NT Growth Fund	150,000,000	1,500,000
NT Vista Fund	150,000,000	1,500,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a “Class”) for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of Directors, the Classes of shares of the sixteen (16) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

Series Name	Class Name	No. of Shares	Aggregate Par Value

Growth Fund	Investor	800,000,000	$8,000,000
	Institutional	150,000,000	1,500,000
	Advisor	310,000,000	3,100,000
	R	50,000,000	500,000

Select Fund	Investor	300,000,000	3,000,000
	Institutional	40,000,000	400,000
	A	75,000,000	750,000
	B	25,000,000	250,000
	C	25,000,000	250,000
	R	50,000,000	500,000

Ultra Fund	Investor	3,500,000,000	35,000,000
	Institutional	200,000,000	2,000,000
	A	100,000,000	1,000,000
	R	50,000,000	500,000
	C	50,000,000	500,000
	B	50,000,000	500,000

Vista Fund	Investor	800,000,000	8,000,000
	Institutional	80,000,000	800,000
	Advisor	310,000,000	3,100,000
	R	10,000,000	100,000

Series Name	Class Name	No. of Shares	Aggregate Par Value

Heritage Fund	Investor	400,000,000	4,000,000
	Institutional	40,000,000	400,000
	A	200,000,000	2,000,000
	C	35,000,000	350,000
	B	35,000,000	350,000
	R	30,000,000	300,000

Giftrust Fund	Investor	200,000,000	2,000,000

Balanced Fund	Investor	250,000,000	2,500,000
	Institutional	15,000,000	150,000

New Opportunities Fund	Investor	300,000,000	3,000,000

Capital Value Fund	Investor	200,000,000	2,000,000
	Institutional	15,000,000	150,000
	Advisor	50,000,000	500,000

Veedot Fund	Investor	200,000,000	2,000,000
	Institutional	100,000,000	1,000,000

New Opportunities II Fund	Investor	165,000,000	1,650,000
	Institutional	150,000,000	1,500,000
	A	110,000,000	1,100,000
	B	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Capital Growth Fund	Investor	300,000,000	3,000,000
	Institutional	50,000,000	500,000
	R	60,000,000	600,000
	A	100,000,000	1,000,000
	B	100,000,000	1,000,000
	C	100,000,000	1,000,000

Fundamental Equity Fund	Investor	200,000,000	2,000,000
	Institutional	25,000,000	250,000
	R	10,000,000	100,000
	A	150,000,000	1,500,000
	B	25,000,000	250,000
	C	50,000,000	500,000

NT Growth Fund	Institutional	150,000,000	1,500,000

NT Vista Fund	Institutional	150,000,000	1,500,000

Series Name	Class Name	No. of Shares	Aggregate Par Value

Focused Growth Fund	Investor	50,000,000	500,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	B	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 15th day of September, 2009.

ATTEST:		AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated: September 15, 2009	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President